BLACK WIDOW ATV WORKS AND US HIGHLAND
ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT ("Agreement") is by and between the Parties below. The Effective Date of this Agreement is of March 31, 2010 ("Effective Date").

PARTIES

US Highland, Inc. ("USH")
17424 South Union Avenue
Mounds, OK 74047

Black Widow ATV Works, Inc. ("BWATV")
2313 Mountainside Circle
Bluffdale, UT 84065

AGREEMENT

1.	Purchase Agreement.  For valuable consideration including the sum of $275,000 including $10,000 cash and 110,000 shares of USH restricted common stock at an agreed basis of $2.41 per share, USH agrees to purchase and BWATV agrees to the following assets of BWATV including 1) inventory, 2) equipment, and 3) the rights to the Black Widow ATV name, domain name, e-mail addresses and phone numbers, and not including any liabilities of BWATV and not including the stock or membership units of BWATV.

a.	USH will, at its discretion, set up an Oklahoma based wholly owned subsidiary of USH under the Black Widow ATV name.

2.	Governing Law; Venue; Arbitration. This Agreement shall be
governed by, and construed in accordance with, the substantive laws of the State of Oklahoma. Actions or proceedings litigated in connection with this Agreement, if any, shall be conducted exclusively in the state and federal courts located in the State of Oklahoma. Any dispute or controversy arising under or from this agreement, or related in any way whatsoever to this agreement, shall be resolved by arbitration before a three arbitrator panel in accord with the commercial rules of the American Arbitration Association. After delivery of the final payment to the Seller, the Governing Law and Venue shall change from Oklahoma to Idaho for any issues arising after the final payment which issues are not related to payments to the Seller or royalties to the Seller.

3.	Successors and Assigns. The representations and warranties made by the Parties are binding on the respective parties, successors, and assigns.

4.	Counterparts. This Agreement may be executed by the Parties in separate counterparts, each of which shall be deemed an original.

5.	Acceptance. This Agreement is not binding on either Party until signed by both parties.

6.	Severability and Precedence of this Agreement. If any provision of this agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The Parties hereby agree by affixing their signatures below:

USH:							BWATV:

/s/Damian Riddoch
Authorized for USH				Brad Oakley,
                                  Authorized for BWATV